UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2020 (September 18, 2020)

Uniti Group Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36708	46-5230630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10802 Executive Center Drive Benton Building Suite 300 Little Rock, Arkansas	72211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 850-0820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UNIT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 21, 2020, Windstream Holdings, Inc. and its direct and indirect subsidiaries (collectively, “Windstream”) emerged from bankruptcy following its voluntary petition for relief under Chapter 11 of the Bankruptcy Code. In connection with Windstream’s emergence from Bankruptcy, Uniti Group Inc. (the “Company” or “Uniti”), entered into several agreements and consummated the transactions, each as described below, to implement its settlement (the “Settlement”) with Windstream pursuant to the settlement agreement (the “Settlement Agreement”) dated as of May 12, 2020 between Uniti and Windstream. Pursuant to the Settlement, Uniti and Windstream agreed to mutual releases with respect to any and all liability related to any claims and causes of action between them, including those relating to Windstream’s Chapter 11 proceedings and that certain master lease, dated as of April 24, 2015 (the “Master Lease”). Under the Settlement Agreement, in addition to completing the transactions and executing the New Leases (as hereinafter defined) described below, Uniti is required to make a $490.1 million cash payment to Windstream in equal installments over 20 consecutive quarters beginning the first month after Windstream’s emergence, and Uniti may prepay any installments falling due on or after the first anniversary of the Settlement’s effective date (discounted at a 9% rate).

New Leases

On September 18, 2020, Uniti and Windstream bifurcated the Master Lease and entered into two structurally similar master leases (collectively, the “New Leases”), which New Leases amended and restated the Master Lease in its entirety. The New Leases consist of (a) a master lease (the “ILEC MLA”) that governs Uniti owned assets used for Windstream’s incumbent local exchange carrier (“ILEC”) operations and (b) a master lease (the “CLEC MLA”, with the ILEC MLA, that governs Uniti owned assets used for Windstream’s competitive local exchange carrier (“CLEC”) operations, both of which New Leases expire on April 30, 2030. The aggregate initial annual rents under the New Leases is equal to the annual rent under the Master Lease previously in effect. The tenants under the ILEC MLA are Windstream Holdings, Windstream Services, and certain subsidiaries and/or newly formed affiliated entities operating the ILECs and the landlords under the ILEC MLA are the Uniti entities that own the applicable ILEC assets. Similarly, the tenants under the CLEC MLA are Windstream Holdings, Windstream Services, and certain subsidiaries and/or newly formed affiliated entities operating CLECs, and the landlords under the CLEC MLA are the Uniti entities that own the CLEC assets. The New Leases contain cross-guarantees and cross-default provisions, which will remain effective as long as Windstream or an affiliate is the tenant under both of the New Leases and unless and until the landlords under the ILEC MLA are different from the landlords under the CLEC MLA. The New Leases permit Uniti to transfer its rights and obligations and otherwise monetize or encumber the New Leases, together or separately, so long as Uniti does not transfer interests in either New Lease to a Windstream competitor. In addition, the New Leases impose certain financial restrictions on Windstream if Windstream fails to maintain certain financial covenants.

Pursuant to the New Leases, Windstream (or any successor tenant under a New Lease) has the right to cause Uniti to fund up to an aggregate $1.75 billion as reimbursements for certain growth capital improvements in long-term fiber and related assets made by Windstream (or the applicable tenant under the New Lease) to certain ILEC and CLEC properties (the “Growth Capital Improvements”). Uniti’s funding commitment for Growth Capital Improvements excludes reimbursements for maintenance or repair expenditures (except for costs incurred for fiber replacements to the CLEC MLA leased property, up to $70 million during the term), and each such funding is subject to underwriting standards and certain Uniti approval rights specified in the New Leases. Uniti’s total annual funding commitments for the Growth Capital Improvements under both New Leases (and under separate equipment loan facilities) are limited to $125 million in 2020; $225 million per year in 2021 through 2024; $175 million per year in 2025 and 2026; and $125 million per year in 2027 through 2029. For any cumulative Growth Capital Improvements that Windstream (or the successor tenant under a New Lease) incurs in excess of the foregoing annual amounts in any calendar year during the term, Windstream (or such tenant, as the case may be) is entitled to reimbursement from the commitment amounts in a subsequent period, subject to an annual limit of $250 million in any calendar year. Starting on the first anniversary of each installment of funding for a Growth Capital Improvement, the rent payable by Windstream under the applicable New Lease will increase by an amount equal to 8.0% (the “Rent Rate”) of such installment of funding. The Rent Rate will thereafter increase to 100.5% of the prior Rent Rate on each anniversary of each funding. In the event that the tenant’s interest in either New Lease is transferred by Windstream under the terms thereof (unless transferred to the same transferee), or if Uniti transfers its interests as landlord under either New Lease (unless to the same transferee), the funding rights and obligations will be allocated between the ILEC MLA and the CLEC MLA by Windstream, provided that the maximum that may be allocated to the CLEC MLA following such transfer is $20 million per year.

The foregoing description is qualified in its entirety by reference to the New Leases, copies of which will be filed as exhibits to Uniti’s Quarterly Report on Form 10-Q for the quarter-ended September 30, 2020.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure set forth below in Item 8.01 to this Current Report on Form 8-K relating to the sale of the Settlement Common Stock is incorporated herein by reference.

Item 8.01 Other Events

Stock Purchase Agreements

As previously disclosed, on September 9, 2020, Uniti entered into stock purchase agreements (each, a “Stock Purchase Agreement”) with certain first lien creditors of Windstream to replace and codify the terms set forth in the previously-filed binding letters of intent, pursuant to which on September 18, 2020 Uniti sold an aggregate of 38,633,470 shares of Uniti common stock, par value $0.0001 per share (the “Settlement Common Stock”), at $6.33 per share, which represents the closing price of Uniti common stock on the date when an agreement in principle of the basic outline of the Settlement was first reached. Uniti transferred the proceeds from the sale of the Settlement Common Stock to Windstream as consideration relating to the Asset Purchase Agreement. The issuance and sale of the Settlement Common Stock was made in reliance upon the exemption from registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. Certain recipients of the Settlement Common Stock are subject to a one-year lock up, and all recipients are subject to a customary standstill agreement. No recipient will receive any governance rights in connection with the issuance. The binding letters of intent and the Stock Purchase Agreements also provide for customary registration rights.

Asset Purchase Agreement

On September 18, 2020, and in furtherance of the Settlement Agreement, Uniti and Windstream closed an asset purchase agreement (the “Asset Purchase Agreement”), pursuant to which (a) Uniti paid to Windstream approximately $284.6 million and (b) Windstream (i) granted to Uniti exclusive rights to use 1.8 million fiber strand miles leased by Windstream under the CLEC MLA, which fiber strands are either unutilized or utilized under certain dark fiber indefeasible rights of use (“IRUs”) that were simultaneously transferred to Uniti, (ii) conveyed to Uniti fiber assets (and underlying rights) consisting of 0.4 million fiber strand miles (covering 4,100 route miles) owned by Windstream, and (iii) transferred and assigned to subsidiaries of Uniti dark fiber IRUs relating (x) the fiber strand miles granted to Uniti under the CLEC MLA (and described in clause (i)), which IRUs currently generate approximately $21 million in annual EBITDA and (y) the fiber assets (and underlying rights) for the 0.4 million fiber strand miles conveyed to Uniti (and described in clause (ii)), which IRUs currently generate $8 million of annual EBITDA. In addition, upon the transfer of the Windstream owned fiber assets (described in clause (ii) above), Uniti granted to Windstream a 20-year, IRU for certain strands included in the transferred fiber assets.

Uniti used the proceeds from the sale of Settlement Common Stock as a portion of the consideration paid to Windstream in connection with the closing of the asset purchase agreement described above.

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On September 21, 2020, Uniti issued a press release to announce the implementation of the Settlement following Windstream’s emergence from bankruptcy. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release issued September 21, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2020	UNITI GROUP INC.

	By:	/s/ Daniel L. Heard
		Name:	Daniel L. Heard
		Title:	Executive Vice President - General Counsel and Secretary